Vantage Drilling Company Reports Third Quarter 2014 Results

HOUSTON, TX--(MARKET WIRE)-October 31, 2014 -- Vantage Drilling Company ("Vantage" or the "Company") (NYSE MKT: VTG) reports net income for the three months ended September 30, 2014 of $751,000 or $0.00 per diluted share, excluding gains for the early retirement of debt and an upward revision to the tax provision, as compared to earnings of $6.8 million or $.02 per diluted share for the three months ended September 30, 2013. Including approximately $1.1 million gain on the early retirement of debt and a $7.4 million revision to the tax provision for the three months ended September 30, 2014, the Company reported a net loss of $5.6 million or ($0.02) per diluted share.

The $1.1 million gain on the early retirement of debt represents discount to the face value of debt that we purchased in the open market, net of writing off related deferred financing costs. The total debt paydown for the quarter, including scheduled maturities and open market purchases of our Senior Notes, totaled $52.9 million.

During the third quarter, we revised our estimated annual effective tax rate based on changes to the timing of drilling programs and planned rig moves. The duration of our drilling activities has been extended in certain higher tax countries. These revisions resulted in the recognition of an additional $7.4 million tax provision for the third quarter.

Paul Bragg, Chairman and Chief Executive Officer, commented, "The highlight of the quarter was our debt paydown of nearly $53 million. We remain on track to reach our 2014 debt reduction goal, given our high level of contracted backlog."

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of three ultra-deepwater drillships, the Platinum Explorer, the Titanium Explorer and the Tungsten Explorer, as well as an additional ultra-deepwater drillship, the Cobalt Explorer, now under construction, and four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700

Vantage Drilling Company

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue
Contract drilling services	$189,648	$158,887	602,859	449,354
Management fees	1,923	3,903	12,474	9,511
Reimbursables	15,947	13,095	44,368	34,658
Total revenue	207,518	175,885	659,701	493,523
Operating costs and expenses
Operating costs	111,271	84,132	310,995	236,566
General and administrative	9,980	8,891	26,461	23,372
Depreciation	31,639	24,886	94,894	74,727
Total operating costs and expenses	152,890	117,909	432,350	334,665
Income from operations	54,628	57,976	227,351	158,858
Other income (expense)
Interest income	14	26	38	195
Interest expense and other financing charges	(53,376)	(47,379)	(162,149)	(158,296)
Gain (loss) on debt extinguishment	1,051	-	(462)	(98,327)
Other, net	376	305	616	2,195
Total other income (expense)	(51,935)	(47,048)	(161,957)	(254,233)
Income (loss) before income taxes	2,693	10,928	65,394	(95,375)
Income tax provision	8,309	4,084	36,008	16,766
Net income (loss)	$(5,616)	$6,844	$29,386	$(112,141)

Earnings (loss) per share
Basic	$(0.02)	$0.02	$0.10	$(0.37)
Diluted	$(0.02)	$0.02	$0.10	$(0.37)

Vantage Drilling Company
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating costs and expenses
Jackups	$ 24,400	$ 23,614	$ 70,561	$ 67,966
Deepwater	63,413	38,673	170,456	108,683
Operations support	9,937	8,383	31,039	25,159
Reimbursables	13,521	13,462	38,939	34,758
	$ 111,271	$ 84,132	$ 310,995	$ 236,566

Utilization
Jackups	99.2%	89.5%	99.6%	93.9%
Deepwater	83.1%	97.3%	89.8%	92.9%

Vantage Drilling Company

Consolidated Balance Sheet

(In thousands, except par value information)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$81,315	$54,686
Restricted cash	-	2,125
Trade receivables	224,572	168,654
Inventory	64,485	55,804
Prepaid expenses and other current assets	15,821	23,717
Total current assets	386,193	304,986
Property and equipment
Property and equipment	3,509,267	3,472,407
Accumulated depreciation	(376,280)	(281,759)
Property and equipment, net	3,132,987	3,190,648
Other assets
Investment in joint venture	1,571	32,482
Other assets	83,083	100,027
Total other assets	84,654	132,509
Total assets	$3,603,834	$3,628,143

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$57,848	$65,115
Accrued liabilities	131,168	96,382
Current maturities of long-term debt and revolving credit agreement	53,500	63,500
Total current liabilities	242,516	224,997
Long-term debt, net of discount of $30,253 and $39,325	2,731,970	2,852,050
Other long-term liabilities	87,966	45,640
Commitments and contingencies
Shareholders' equity
Preferred shares, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Ordinary shares, $0.001 par value, 500,000 shares authorized; 307,732 and 304,101 shares issued and outstanding	308	304
Additional paid-in capital	903,464	896,928
Accumulated deficit	(362,390)	(391,776)
Total shareholders' equity	541,382	505,456
Total liabilities and shareholders' equity	$3,603,834	$3,628,143

Vantage Drilling Company

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$29,386	$(112,141)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	94,894	74,727
Amortization of debt financing costs	8,713	9,425
Amortization of debt discount	8,496	4,605
Non-cash loss on debt extinguishment	462	6,070
Share-based compensation expense	6,540	5,431
Deferred income tax expense (benefit)	(184)	858
Equity in loss of joint venture	317	345
Loss on disposal of assets	558	114
Changes in operating assets and liabilities:
Restricted cash	2,125	162
Trade receivables	(55,917)	(25,463)
Inventory	(8,681)	(15,146)
Prepaid expenses and other current assets	7,686	11,709
Other assets	6,660	(6,866)
Accounts payable	(7,267)	5,715
Accrued liabilities and other long-term liabilities	81,194	(25,146)
Net cash provided by (used in) operating activities	174,982	(65,601)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(34,137)	(548,621)
Return of investment in joint venture	23,250	-
Proceeds from sale of property and equipment	-	2
Net cash used in investing activities	(10,887)	(548,619)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of senior secured notes, net	-	775,000
Proceeds from issuance of term loan, net	-	344,750
Proceeds from the issuance of senior convertible notes	-	100,000
Repayment of long-term debt	(127,466)	(1,020,499)
Proceeds from (repayment of) revolving credit agreement, net	(10,000)	10,000
Debt issuance costs	-	(30,028)
Net cash provided by (used in) financing activities	(137,466)	179,223
Net increase (decrease) in cash and cash equivalents	26,629	(434,997)
Cash and cash equivalents-beginning of period	54,686	502,726
Cash and cash equivalents-end of period	$81,315	$67,729